Exhibit 99.1

China HGS Reports Full Year Financial Results for the Fiscal Year 2014 -

Revenue and Net Profit Up by Approximately 83% and 56%, Respectively

HANZHONG, CHINA – December 12, 2014 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today filed its Annual Report on Form 10-K for the fiscal year 2014 ended September 30, 2014 with the U.S. Securities and Exchange Commission. An electronic copy of the Annual Report on Form 10-K can be accessed on the SEC's website at www.sec.gov.

Highlights for the Fiscal 2014

●	Total revenues for the fiscal 2014 were approximately $124.3 million, an increase of approximately 83% from approximately $67.8 million in fiscal 2013.

●	For the Company’s long-term real estate development projects, the related revenue recognized from percentage of completion method was approximately $99.6 million, which accounted for 80% of total revenue in fiscal 2014 and increased 262% from the revenue recognized from percentage completion method in fiscal 2013.

●	Net income for the fiscal 2014 totaled approximately $32.4 million, an increase of approximately 56% from the net income of approximately $20.8 million in fiscal 2013.

●	Basic and diluted net earnings per share (“EPS”) attributable to shareholders for the fiscal 2014 were $0.72, compared to $0.46 for the fiscal 2013.

“I am pleased to report to shareholders that the Company achieved continuous growth in revenue and net profit in fiscal 2014, while the whole property sector in China is still under slow recovery,” said Mr. Xiaojun Zhu, Chairman and Chief Executive Officer of China HGS.

“Looking ahead in 2015, the Company will remain focused on completing the construction of our on-going apartment complex projects. In the meantime, the Company will place an emphasis on Shanty area reform projects, which is encouraged by the central government to improve the quality of urbanization and facilitate sustained and healthy economic development. The State Council indicated in its public circular that the government will optimize investment agendas to allocate more funds for shantytown reforms and encourage financial institutions to strengthen loan support for such projects. With such fundamentals undiminished, combined with the favorable development whereby the central government has begun to allow city governments to adopt certain restrictive measures to local conditions and assist with financing for first-time home buyers, we will step up our sales efforts, diversify product development, and expect our sales revenue to steadily increase in a long run,” concluded Mr. Xiaojun Zhu.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2014, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

Company contact:

Randy Xiong, President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

CHINA HGS REAL ESTATE INC.
CONSOLIDATED BALANCE SHEETS
	September 30,
	2014	2013
ASSETS
Current assets:
Cash	$1,125,545	$5,878,101
Restricted cash	1,589,887	1,332,807
Advances to vendors	-	109,134
Cost and earnings in excess of billings	12,332,396	2,178,270
Real estate property development completed	6,050,263	11,607,164
Real estate property under development	140,313,127	1,580,670
Other current assets	1,409,367	368,377
Total current assets	162,820,585	23,054,523
Property, plant and equipment, net	889,497	977,739
Real estate property development completed, net of current portion	2,572,215	7,619,811
Security deposits for land use right	3,249,549	3,259,240
Real estate property under development, net of current portion	128,516,074	142,916,601
Accounts receivable-Local government	3,165,644	-
Total Assets	$301,213,564	$177,827,914
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank loan – current portion	$12,998,197	$4,888,860
Short-term loans - other	15,290,753	-
Accounts payable	57,317,877	22,527,686
Other payables	13,777,853	1,863,922
Construction deposits	367,133	357,447
Billings in excess of cost and earnings	2,960,452	5,109,758
Customer deposits	31,100,334	6,130,466
Shareholder loan	5,465,743	1,810,000
Accrued expenses	3,801,567	2,896,539
Taxes payable	12,579,071	6,612,707
Total current liabilities	155,658,980	52,197,385
Deferred tax liabilities	2,992,459	650,067
Customer deposits, net of current portion	3,829,870	13,410,081
Long-term bank loan, less current portion	6,499,098	11,407,340
Construction deposits, net of current portion	1,004,364	1,013,877
Total liabilities	169,984,771	78,678,750
Commitments and Contingencies
Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares
authorized, 45,050,000 shares issued and outstanding as of
September 30, 2014 and 2013	$45,050	$45,050
Additional paid-in capital	17,759,349	17,759,349
Statutory surplus	12,845,197	8,977,230
Retained earnings	91,834,708	63,257,918
Accumulated other comprehensive income	8,744,489	9,109,617
Total stockholders' equity	131,228,793	99,149,164
Total Liabilities and Stockholders' Equity	$301,213,564	$177,827,914

The accompanying notes are an integral part of these consolidated financial statements

CHINA HGS REAL ESTATE INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED SEPTEMBER 30,

	2014	2013	2012
Real estate sales	$124,295,928	$67,809,073	$18,856,978
Less: Sales tax	7,547,052	4,244,644	1,180,437
Cost of real estate sales	77,938,256	37,284,088	9,590,009
Gross profit	38,810,620	26,280,341	8,086,532
Operating expenses
Selling and distribution expenses	923,879	915,217	517,025
General and administrative expenses	2,573,573	3,087,434	2,049,388
Total operating expenses	3,497,452	4,002,651	2,566,413
Operating income	35,313,168	22,277,690	5,520,119
Interest income (expense) - net	(57,452)	(98,305)	(73,608)
Other income - net	-	10,398	12,659
Income before income taxes	35,255,716	22,189,783	5,459,170
Provision for income taxes	2,810,959	1,398,218	283,077
Net income	32,444,757	20,791,565	5, 176,093
Other comprehensive income
Foreign currency translation adjustment	(365,128)	2,634,743	862,601
Comprehensive income	$32,079,629	$23,426,308	$6,038,694
Basic and diluted income per common share
Basic	$0.72	$0.46	$0.11
Diluted	$0.72	$0.46	$0.11
Weighted average common shares outstanding
Basic	45,050,000	45,050,000	45,050,000
Diluted	45,124,233	45,124,474	45,050,000

The accompanying notes are an integral part of these consolidated financial statements

CHINA HGS REAL ESTATE INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED SEPTEMBER 30, 2014, 2013 AND 2012

	Common Stock Shares	Par value $0.001 Amount	Additional Paid-in Capital	Statutory Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance at October 1, 2011	45,050,000	$45,050	$17,724,085	$5,945,384	$40,322,106	$5,612,273	$69,648,898
Stock-based Compensation			26,252				26,252
Appropriation of statutory reserve				603,970	(603,970)		-
Net income for the year	-				5,176,093		5,176,093
Foreign currency translation adjustments						862,601	862,601
Balance at September 30, 2012	45,050,000	$45,050	$17,750,337	$6,549,354	$44,894,229	$6,474,874	$75,713,844
Stock-based Compensation			9,012				9,012
Appropriation of statutory reserve				2,427,876	(2,427,876)		-
Net income for the year	-				20,791,565		20,791,565
Foreign currency translation adjustments						2,634,743	2,634,743
Balance at September 30, 2013	45,050,000	$45,050	$17,759,349	$8,977,230	$63,257,918	$9,109,617	$99,149,164
Stock-based Compensation			-				-
Appropriation of statutory reserve				3,867,967	(3,867,967)		-
Net income for the year	-				32,444,757		32,444,757
Foreign currency translation adjustments						(365,128)	(365,128)
Balance at September 30, 2014	45,050,000	$45,050	$17,759,349	$12,845,197	$91,834,708	$8,744,489	$131,228,793

The accompanying notes are an integral part of these consolidated financial statements

CHINA HGS REAL ESTATE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30,

	2014	2013	2012
Cash flows from operating activities
Net income	$32,444,757	$20,791,565	$5,176,093
Adjustments to reconcile net income to net cash used in operating activities:
Deferred tax provision	2,348,981	640,095	-
Depreciation	85,504	88,818	89,363
Stock based compensation	-	9,012	26,252

Changes in assets and liabilities:
Accounts receivable	(3,171,932)	-	-
Advances to vendors	109,025	2,494,790	3,435,815
Loans to outside parties	-	21,249	2,581,379
Security deposits for land use rights	-	20,005,071	(16,562,486)
Cost and earnings in excess of billings	(10,180,783)	(2,144,855)	-
Real estate property development completed	10,568,278	7,659,989	(7,110,766)
Real estate property under development	(125,009,367)	(76,766,598)	(126,162)
Other current assets	(1,044,153)	(188,464)	(85,398)
Accounts payables	34,926,405	18,299,774	(3,700,969)
Other payables	11,943,147	604,996	885,072
Billings in excess of cost and earnings	(2,138,352)	5,031,374	-
Customer deposits	15,478,439	(10,510,235)	7,089,879
Construction deposits	4,258	168,439	106,436
Accrued expenses	914,825	518,602	277,201
Taxes payable	5,997,914	2,114,271	264,205
Net cash used in operating activities	$(26,723,054)	$(11,162,107)	$(7,654,086))

Cash flow from financing activities
Restricted cash	(261,561)	(216,286)	(184,604)
Proceeds from short-term loan-other	15,321,123	-	-
Proceeds from bank loan	8,140,008	16,046,213	-
Repayment of bank loan	(4,884,004)	-	-
Proceeds from shareholder loan	7,570,208	-	3,142,332
Repayment of shareholder loan	(3,907,204)	-	(3,142,332)
Net cash provided by (used in) financing activities	$21,978,570	$15,829,927	$(184,604)

Effect of changes of foreign exchange rate on cash	(8,072)	105,595	105,581
Net increase (decrease) in cash	(4,752,556)	4,773,415	(7,733,109)
Cash, beginning of year	5,878,101	1,104,686	8,837,795
Cash, end of year	$1,125,545	$5,878,101	$1,104,686

Supplemental disclosures of cash flow information:
Interest paid	$1,500,121	$55,839	$-
Income taxes paid	$339,613	$780,908	$129,863

The accompanying notes are an integral part of these consolidated financial statement